Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-182768, 333-219243 and 333-249812) on Form S-3 of Sterling Real Estate Trust of our report dated March 19, 2025, relating to the consolidated financial statements and the financial statement schedules of Sterling Real Estate Trust, appearing in the Annual Report on Form 10-K of Sterling Real Estate Trust for the year ended December 31, 2024.

/s/ RSM US LLP

Minneapolis, Minnesota

March 19, 2025